EXHIBIT 3.1

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES
_________________________________________________

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

TBS INTERNATIONAL PUBLIC LIMITED COMPANY
_________________________________________________

Incorporated on October 19, 2009

Cert. No.:

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

TBS INTERNATIONAL PUBLIC LIMITED COMPANY

1.	The name of the Company is TBS International public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(1)	(a)
To carry on the business of a provider of transportation services, including ocean transport, integrated transport services, port services, transport logistics and strategic planning services, and fleet management services, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b)
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts that are necessary or convenient in carrying on the business of such a holding, company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c)	To acquire the entire issued share capital of TBS International Limited, a Bermudan registered company.

(2)
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by, or incidental to, the ownership thereof.

(3)
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4)
To purchase or by any other means acquire any freehold, leasehold or other property and, in particular, lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5)           To sell or otherwise dispose of any of the property or investments of the Company.
(6)
To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(7)
To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8)
To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9)
To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10)
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12)
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13)
To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14)
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15)
To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17)
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18)
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19)
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and, if thought fit, to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(20)
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21)
To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22)
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23)
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24)
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25)
To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(26)
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27)
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(28)
To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29)
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(31)
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(35)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:
It is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.           The liability of the members is limited.

5.
The share capital of the Company is €40,000 and US$1,060,000 divided into 40,000 ordinary shares of €1 each, 75,000,000 Class A ordinary shares of US$0.01 each, 30,000,000 Class B ordinary shares of US$0.01 each and 1,000,000 Preference Shares of US$0.01 each.

6.
The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers                        Number of shares taken by each subscriber
For and on behalf of                                                                          Thirty Nine Thousand, Nine Hundred and
TBS International Limited                                                                          Ninety Four Ordinary Shares
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Joseph E. Royce                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Gregg L. McNelis                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Lawrence A. Blatte                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Ferdinand V. Lepere                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Frank J. Pittella                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Tara DeMakes                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

Dated  October 14, 2009

COMPANIES ACTS 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
-of-
TBS INTERNATIONAL PUBLIC LIMITED COMPANY

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	(a) In these articles:

“5% Shareholder”
means a shareholder (as defined in U.S. Treasury Regulations Section 1.883-2(d)(3) (or any successor provision thereof) who is not a “qualified shareholder” as defined in U.S. Treasury Regulation Section 1.883-4(b) (or any successor provision thereof).

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended.

“1983 Act”                                       the Companies (Amendment) Act, 1983.

“1990 Act”                                       means the Companies Act 1990 (No. 33 of 1990).

“Acts”
means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“these articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Clear Days”	in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Code”	means the United States Internal Revenue Code of 1986 as amended.

the “Company”	means the company whose name appears in the heading to these articles.

“Compensation Committee”  means the compensation committee of the Board.

the “Directors”
or the “Board”
means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

the “Group”
means the Company and every company and other entity that is controlled by the Company (for these purposes, “control” means the power to direct management or policies of the entity in question, whether by means of an ownership interest or otherwise).

the “Holder”
in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

the “Office”	means the registered office from time to time and for the time being of the Company.

“Ordinary Resolution”	means an ordinary resolution of the Company’s members within the meaning of Section 141 of the Act.

“Ordinary Shares”	means the Class A ordinary shares and the Class B ordinary shares.

“President”	means the president of the Company for the time being (if any) appointed pursuant to article 110(a).

“Redeemable Shares”	means redeemable shares in accordance with Section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with Section 116 of the Act.

the “seal”	means the common seal of the Company.

“SEC”	means the US Securities and Exchange Commission.

the “Secretary”	means any person appointed to perform the duties of the secretary of the Company.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of Section 141 of the Act.

(a)
Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a visible form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(b)
Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(c)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(d)
The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies

(e)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3.
(a)The share capital of the Company is €40,000 and US$1,060,000 divided into 40,000 ordinary shares of €1 each, 75,000,000 Class A ordinary shares of US$0.01 each,  30,000,000 Class B ordinary shares of US$0.01 each and 1,000,000 Preference Shares of US$0.01 each.

(b)	The Holders of Class A ordinary shares shall, subject to the provisions of these articles (including, without limitation, the rights attaching to Preference Shares):

(i)	be entitled to one vote for each share held;

(ii)	be entitled to such dividends pari passu with the Holders of the Class B ordinary shares as the Board may from time to time declare;

(iii)
in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the Holders of the Class B ordinary shares;

(iv)
as soon as practicable upon becoming a 5% Shareholder provide written notification, including the name and address of such Holder, to the Company at the Company’s registered office and its principal place of business;

(v)	be entitled to, and subject to, the following conversion rights:

(A)
each Class A ordinary share shall be convertible at the option of the Holder thereof, by written notice delivered to the registered office of the Company not less than ten days prior to the date of conversion (unless otherwise agreed by the Company and such Holder), into one Class B ordinary share;

(B)
notwithstanding the foregoing provisions of this paragraph 3(b)(v), no Class A ordinary share may be converted if, as a result of such conversion, (x) the Company would become a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders would own, in aggregate, 50% or more of the value of the Class A ordinary shares; and

(vi)	generally be entitled to enjoy all of the rights attaching to shares.

(c)	The Holders of Class B ordinary shares shall, subject to the provisions of these articles (including, without limitation, the rights attaching to the Preference Shares):

(i)	be entitled to one-half (0.5) of a vote for each share held;

(ii)	be entitled to such dividends pari passu with the Holders of the Class A ordinary shares as the Board may from time to time declare;

(iii)
in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary, or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the Holders of the Class A ordinary shares;

(iv)	be entitled to, and subject to, the following conversion rights:

(A)
each Class B ordinary share shall be convertible at the option of the Holder therefore, by written notice delivered to the registered office of the Company not less than ten days prior to the date of conversion (unless otherwise agreed by the Company and such Holder, into one Class A ordinary Share);

(B)	each Class B ordinary share shall, upon transfer by the Holder thereof to any person other than another holder of Class B ordinary shares, automatically convert into one Class A ordinary share;

(C)
notwithstanding the foregoing provisions of this paragraph 3(c)(iv), no Class B ordinary share may be converted (or will be converted under paragraph 3(c)(iv)(B) above) if, as a result of such conversion, (x) the Company would become a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders would own, in aggregate, 50% or more of the value of the Class A ordinary shares;

(v)	be subject to a conversion of Class B ordinary shares held pursuant to article 3(d); and

(vi)	generally be entitled to enjoy all of the rights attaching to shares.

(d)
If at any time the Board determines that it is necessary or advisable for any or all of the Class B ordinary shares held by any Holder to be converted into Class A ordinary shares in order to avoid either (x) the Company becoming a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders owning, in the aggregate, 50% or more of the value of the Class A ordinary shares, the Board may by written notice given to such Holders require the conversion of such number of Class B ordinary shares held by such Holder as shall be specified in the notice, and upon the notice being given each such Class B ordinary share shall automatically convert into one Class A ordinary share.

(e)
Any conversion of Class A ordinary shares or Class B ordinary shares pursuant to this article 3 may be effected by way of variation of rights, share re-purchase and issue, bonus issue, share consolidation, share sub-division, share conversion and/or any other manner permitted by law.

(f)
The Board is authorised to issue and allot Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences and rights of the shares of each such series and the qualifications, limitations, all restrictions thereof (and, for the avoidance of doubt, such matters and the issue and allotment of such Preference Shares shall not be deemed to vary the rights attached to the ordinary shares or, subject to the terms of any other series of Preference Shares, to vary the rights attaching to any other series of Preference Shares).  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)	the number of shares constituting that series and the distinctive designation of that series;

(ii)
the dividend rate on shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(iii)	whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(iv)
whether that series shall have conversion or exchange privileges (including, without limitation, conversion into ordinary shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(v)
whether or not that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selection for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemed or repurchaseable, and the amount per share payable in case of redemption of repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(vi)	whether that series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(viii)
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Company, and the relative rights of priority, if any, of payment of shares in that series; and

(ix)	any other relative participating, optional or other special rights qualifications, limitations or restrictions of that series.

(g)
The rights attaching to the shares of every class are subject to the right of the Board to set record dates for the determining of the Holders entitled to receive notice of and to vote at any general meeting of the Company.

(h)
An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares, or an interest in such shares, by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)
pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)
subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes.

5.
(a)            Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class or series may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of 75% of the shares then in issue of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class or series. To every such meeting the provisions of article 33 shall apply.

(b)	The issue, redemption or purchase of ordinary shares or any class or series of Preference Shares shall not constitute a variation of rights of the Holders of Preference Shares.

(c)	The issue, redemption or purchase of any of the ordinary shares or any class or series of them shall not constitute a variation of the rights of the Holders of ordinary shares.

6.
Without prejudice to article 3, the rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.
(a)Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members.

(b)
Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)
The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

8.
The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

9.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

10.
Every Holder shall be entitled to a certificate under the common seal of the Company or bearing the signature (or facsimile thereof) of a person authorised to sign specifying the number and, where appropriate, the class of shares held by such Holder and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Company’s Chief Executive Office and Chief Financial Officer, and such other Directors and Officers as the Board shall determine, shall be authorised to sign any certificate.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on such certificates may be printed thereon or affixed by mechanical means.

11.	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

12.
If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

13.
The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

CALLS ON SHARES

14.
The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times or in accordance with such terms of allotment, and each member shall (subject to receiving at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

15.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16.	The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

18.
Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these regulations be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

19.	The Directors may differentiate between the Holders as to the amount of calls to be paid and the time of payment.

20.
The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

FORFEITURE OF SHARES

21.
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

22.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

23.
If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

24.
A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before the forfeiture, the Holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

25.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the Holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice.

26.
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

27.
A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.
The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

29.
The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

TRANSFER OF SHARES

30.
(a)The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)
The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion); (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion); and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)
Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

31.
Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

32.
The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.  The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share that is not fully paid.  The Board shall refuse to register a transfer unless all applicable consents, authorisations, and permissions of any governmental body or agency in any relevant jurisdiction have been obtained.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company send to the transferor and the transferee notice of the refusal.

33.
In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix any date as the record date.

34.
Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of Section 121 of the Act.

35.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

TRANSMISSION OF SHARES

36.
In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

37.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

38.
If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

39.
A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

40.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

41.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares:

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act: or

(c)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

42.
The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

43.
Whenever as a result of an alternation or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale

GENERAL MEETINGS

44.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

45.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

46.	(a)The Chairman, the President or the Board by vote of a majority of the Board may convene an extraordinary general meeting.

(b)	Extraordinary general meetings shall also be convened on requisition pursuant to section 132 of the Act.

47.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

48.	(a)The Directors may fix any date as the record date for determining the Holders entitled to receive notice of and to vote at any general meeting of the Company.

(b)
The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 46(b)) provided that notice of the postponement or cancellation is given to each Holder before the time of such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to the Holders in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

49.
Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen Clear Days’ notice.

50.
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Notwithstanding the foregoing, the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles, Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Auditors.

51.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

52.
All business shall be deemed special that is transacted at an extraordinary general meeting or at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

53.
No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two or more holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise in excess of 50% of the total issued voting shares of the Company at the start of the meeting shall constitute a quorum.

54.
All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class or series of shares in the capital of the Company, except that:

(a)
the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-half in nominal value of the issued shares of the class or series or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class or series present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class or series shall have one vote in respect of every share of the class held by him.

55.
Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

56.
Except as otherwise provided by law, the memorandum of association or these articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

57.
If within half an hour of the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition pursuant to article 46(b), the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.  If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned.  If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Holder entitled to attend and vote thereat in accordance with the provisions of these articles.

58.
Unless otherwise agreed by a resolution of the meeting, the Chairman, if any, of the Board, or if there is none or in his absence the President, if any, shall preside as chairman at every general meeting of the Company, or if there is no such Chairman or President, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Holders present shall appoint or elect by ordinary resolution a chairman of the meeting.

59.
The chairman of any general meeting at which a quorum is present may with the consent of the Holders holding a majority of the voting rights of those Holders present in person or by proxy, and shall if so directed by such a majority, adjourn the meeting.

60.	The chairman of any general meeting may adjourn the meeting to any other time and place without the consent of the those present or a direction from those present if it appears to him that:

(a)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(b)	an adjournment as otherwise necessary so that the business of the meeting may be properly conducted.

61.
In the event that a meeting is adjourned pursuant to articles 59 or 60 unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Holder entitled to attend and vote thereat in accordance with the provisions of these articles.

62.
Except as provided in article 63, a poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was directed.

63.
A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

64.
Subject to section 141 of the Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

65.
Holders may participate in any general meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and to participate in such a meeting shall constitute presence in person at such meeting.

66.
The Directors may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction they or he considers appropriate to ensure the security of a general meeting, including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Directors and, at any general meeting, the chairman of such meeting are entitled to refuse entry to any person who refuses to comply with any such arrangements, requirements or restrictions.

VOTES OF MEMBERS

67.
Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.  All votes at general meetings shall be on a poll and not on a show of hands.

68.
When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders: and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

69.
A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy.  Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

70.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

71.	Votes may be given either personally or by proxy.

72.
(a)Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b)
Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or Internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

73.
Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

74.
An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

75.
Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

76.
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

78.
The number of Directors shall not be less than five nor more than such maximum number of Directors as the Board shall from time to time determine, not exceeding eleven Directors. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors.  Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

79.
For so long as a class of the Company’s shares is listed on the New York Stock Exchange or quoted on the NASDAQ National Market, at least a majority of the Directors must be “independent” as defined in Rule 10A-3(b)(i) under the US Securities Exchange Act of 1934.

80.
The remuneration (if any) of the Directors shall be determined by the Compensation Committee and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

81.	No shareholding qualification for Directors shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

82.
Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

83.
Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

84.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

85.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

86.	The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

87.
(a)Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director.  Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

(b)	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Acts.

(c)
Following a declaration being made pursuant to this article, and unless disqualified by the Chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in a quorum for such meeting.

(d)	The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.

88.
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

89.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

90.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors:

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

91.
The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid. or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

92.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act: or

(b)	resigns his office by notice in writing to the Company; or

(c)	is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; or

(d)	is or becomes of unsound mind or dies; or

(e)	is removed from office under article 94.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

93.
(a)Directors shall hold office for such term as the Holders may determine or, in the absence of such determination, until the next annual general meeting or, if sooner, until their successors are elected or appointed or their office is otherwise vacated. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

(b)	Every Director nominated for re-election by the Board shall be eligible to stand for re-election at the annual general meeting.

(c)
Any Holder may propose any person for election at an annual general meeting as a Director where the proposing Holder has issued a notice to the Company proposing such person as a Director and enclosing such proposed Director’s written confirmation of willingness to serve as a Director and such notice has been issued to the Company not less than 30 days before the anniversary of the last general meeting or, if sooner, at least five days prior to the date of issue of the notice of the annual general meeting.

(d)	No Person shall be nominated or elected as a Director unless proposed or nominated or entitled to stand for election or re-election pursuant to this article.

94.
The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

95.
The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors, provided that such appointed Director shall retire and be subject to re-election by the next annual general meeting of the Company in accordance with these articles.

96.
The Company may by Ordinary Resolution elect another person in place of a Director removed from office under article 94; and without prejudice to the powers of the Directors under article 95, the Company in general meeting may elect any person to be a Director either to fill a vacancy or an additional Director, subject to the maximum number of Directors set out in article 78.

PROCEEDINGS OF DIRECTORS

97.
(a)The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice. The Board may act and shall be deemed quorate notwithstanding that the number of Directors is below the minimum prescribed by these articles for the purposes of (i) summoning a general meeting of the Company; (ii) appointing Directors in accordance with article 95; or (iii) to preserve the assets of the Company.

(b)	In the event of an equality of votes at a meeting of the Board, the resolution shall fall and the chairman of the meeting shall not have a second or casting vote.

(c)	Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

(d)
A Director may, and the Secretary on the requisition of a Director shall, at any time summon the meeting of the Board.  Notice of a meeting of the Board shall be deemed to be duly given by the Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode representing words in a visible form at such director’s last known address when in accordance with any other instructions given by such Director to the Company for this purpose.

(e)
Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(f)
Unless a greater number is expressly required by law or these articles, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate.

98.
The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors or minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

99.
Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, or if there is none, or in his absence, the President if there be one, shall act as chairman at all meetings of the Board, or in the absence of the Chairman or the President, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

100.
The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings: a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

101.
A committee may elect a chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

102.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

103.
Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

104.
A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.  For the purposes of this article only, a “Director” shall not include an Alternate Director.

ALTERNATE DIRECTORS

105.
Unless the Holders otherwise resolve, any Director may appoint a person to act as a Director in the alternative to himself (an “Alternate Director”) by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

106.
A Director shall be entitled to appoint more than one Alternate Director provided that no more than one person can be deemed to hold the appointment as the Alternate Director for the appointing Director at the same meeting of the Board, and in the event of a dispute as to which party holds the appointment as Alternate Director, the most recent appointment as Alternate Director shall prevail.

107.
An Alternate Director shall be entitled to receive notices of all meetings of the Board and to attend and vote (in addition to any vote he holds in his own capacity as a Director or as an Alternate Director for another Director) at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

108.
An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director or upon the Director for whom such Alternate Director was appointed revokes or cancels such appointment by notice in writing deposited with the Secretary or verbally in person at a meeting of the Board.

EXECUTIVES

109.
(a)The executives of the Company shall consist of a Chief Executive Officer and a Secretary (who may or may not be Directors) and the Board and, if so authorized by the Board, the Chief Executive Officer, may appoint such executives (who may or may not be Directors and who may include him or herself) as the Board may from time to time determine, including, without limitation, a President, chief operating officers, chief financial officers, senior vice-presidents, vice-presidents, treasurers, controllers, assistant treasurers and assistant secretaries. A Person may hold any number of positions simultaneously.

(b)
The executives shall have the powers typically exercised by persons holding such positions or such powers as may be delegated to them by the Board from time to time and will perform the usual duties pertaining to such positions as well as perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

THE SEAL

110.
(a)The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

111.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

112.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

113.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

114.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

115.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

116.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

117.
Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

118.
Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company's account in respect of the relevant amount shall be evidence of good discharge of the Company's obligations in respect of any payment made by any such methods.

119.	No dividend shall bear interest against the Company.

120.
If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

121.	(a)The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.

(b)
Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

(c)
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(d)
The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(e)
In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(f)
A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

122.
Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors' authority to issue and allot shares under articles 7(c) and (d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution. Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit in the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

AUDIT

123.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

124.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

125.	(a)A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)
by sending, with the consent of the member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b)
For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hyperlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after despatch.

(f)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)
Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)
Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company's audited accounts and the Directors' and auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i)
Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. For purposes of this sub-paragraph (i), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

126.
A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

127.
(a)Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

128.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

129.
A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

130.
The Company shall be under no obligation to send a notice or other document to the address shown for any particular Holder in the register of members of the Company if the Directors consider that the legal or practicable problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated or such that it is necessary or expedient not to send the notice or document concerned to such Holder at such address and may require a Holder with such an address to provide the Company with an alternative acceptable address for delivery of notice by the Company.

WINDING UP

131.
If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Notwithstanding the foregoing, this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

132.
(a)In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

133.
If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members, in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

134.
(a)Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company insurance against any such liability as referred to in Section 200 of the Act.

(c)
Covered Persons for the time being acting in relation to any of the affairs of the Company and every one of them, and to their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.  Each Holder agrees to waive any claim or right of action such Holder might have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of which any fraud or dishonesty which may attach to such Covered Person.  For the purposes of this article “Covered Person” means any current or former executive of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or who has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company, subsidiary or member of the Group.

UNTRACED HOLDERS

135.
(a)The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)
for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)
at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)
the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

136.	The Company may destroy:

(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(d)
the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim:

(e)
nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled: and

(f)	references in this article to the destruction of any document include references to its disposal in any manner.

Names, addresses and descriptions of subscribers

Names, addresses and descriptions of subscribers                                                                                     Number of shares taken by each subscriber
For and on behalf of                                                                          Thirty Nine Thousand, Nine Hundred and
TBS International Limited                                                                          Ninety Four Ordinary Shares
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Joseph E. Royce                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Gregg L. McNelis                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Lawrence A. Blatte                                                                           One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Ferdinand V. Lepere                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Frank J. Pittella                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

/s/ Tara DeMakes                                                                                     One Ordinary Share
C/o TBS Shipping Services Inc.
612 E. Grassy Sprain Road
Yonkers NY 10710
USA

Dated  October 14, 2009